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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)
 October 2, 2002, (July 26, 2002)

THE MACERICH COMPANY
(Exact name of Registrant as Specified in Charter)

MARYLAND	1-12504	95-4448705
(State or other jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

401 Wilshire Boulevard, Suite 700, Santa Monica, CA 90401
(Address of principal executive office)

Registrant's telephone number, including area code (310) 394-6000

N/A
(Former name, former address and former fiscal year, if changed since last report)

This Form 8-K/A, Amendment No. 1, is being filed for the purpose of filing the financial statements and pro forma financial information required by Item 7 with respect to the Current Report on Form 8-K filed by the registrant on August 9, 2002 regarding the acquisition of Westcor Realty Limited Partnership and its affiliated companies ("Westcor") from the Westcor partners and other entities.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Business Acquired—Westcor Realty Limited Partnership

	Report of Independent Auditors	F-1

Audited Consolidated Financial Statements—As of December 31, 2001 and 2000 and for the years ended December 31, 2001, 2000 and 1999

	Consolidated Balance Sheets	F-2
	Consolidated Statements of Income	F-3
	Consolidated Statements of Partners' Capital	F-4
	Consolidated Statements of Cash Flows	F-5

	Notes to Consolidated Financial Statements	F-6

(b)	Interim Consolidated Financial Statements—As of June 30, 2002 and for the six months ended June 30, 2002 and 2001 (Unaudited)

	Consolidated Balance Sheet	F-21
	Consolidated Statements of Income	F-22
	Consolidated Statements of Partners' Capital	F-23
	Consolidated Statements of Cash Flows	F-25

	Notes to Interim Consolidated Financial Statements	F-26

(c)	Pro Forma Consolidated Financial Information (Unaudited)	F-27

	Consolidated Balance Sheet as of June 30, 2002	F-28
	Consolidated Statement of Operations for the six months ended June 30, 2002	F-30
	Consolidated Statement of Operations for the six months ended June 30, 2001	F-32
	Consolidated Statement of Operations for the twelve months ended December 31, 2001	F-34

(d)	Exhibits

23.1	Consent of Independent Auditors

Report of Independent Auditors

The Partners of
Westcor Realty Limited Partnership

        We have audited the accompanying consolidated balance sheets of Westcor Realty Limited Partnership as of December 31, 2001 and 2000, and the related consolidated statements of income, partners' capital and cash flows for each of the three years in the period ended December 31, 2001. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Westcor Realty Limited Partnership at December 31, 2001 and 2000, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

                                                                                                          /s/ Ernst & Young LLP

Phoenix, Arizona
February 22, 2002

Westcor Realty Limited Partnership

Consolidated Balance Sheets
(in thousands)

	December 31
	2001	2000
Assets
Properties	$494,027	$229,006
Investments in unconsolidated joint ventures	243,966	236,109
Cash	18,312	9,431
Accounts and notes receivable, net of allowance for doubtful accounts of $1,110 and $415 at December 31, 2001 and 2000, respectively	3,343	2,079
Amounts due from affiliates	11,839	10,591
Other assets, net	5,234	7,249

	$776,721	$494,465

Liabilities and Partners' Capital
Accrued development costs	$—	$11,644
Accounts payable	1,047	348
Accrued compensation	19,365	8,093
Accrued interest payable	747	192
Other accrued expenses	4,422	2,551
Security deposits and other liabilities	6,129	4,770

	31,710	27,598
Notes payable	426,935	135,476
Minority interest	9,520	10,887
Partners' capital	308,556	320,504

	$776,721	$494,465

See accompanying notes.

Westcor Realty Limited Partnership

Consolidated Statements of Income
(in thousands)

	Year ended December 31
	2001	2000	1999
Revenues
Rental	$24,151	$19,513	$18,446
Operating expense reimbursements	9,719	7,711	7,440
Asset management, leasing and development fees	21,285	19,669	8,376
Interest:
Affiliates	995	768	950
Other	783	1,166	1,283
Sales of properties, net	29,619	3,989	5,741
Other	383	794	859

	86,935	53,610	43,095
Expenses
Recoverable costs from tenants	9,294	7,308	7,110
Interest	8,125	4,624	8,664
Management, leasing and development	24,840	22,586	10,608
General and administrative	14,226	5,290	6,916
Cost of properties sold	21,777	1,584	1,978
Depreciation and amortization	7,964	6,032	7,347

	86,226	47,424	42,623

Income before minority interest and equity in income of unconsolidated joint ventures	709	6,186	472
Minority interest	(2,745)	(1,825)	(1,615)
Equity in income of unconsolidated joint ventures	19,088	13,798	15,481

Net income	$17,052	$18,159	$14,338

See accompanying notes.

Westcor Realty Limited Partnership

Consolidated Statements of Partners' Capital
(in thousands)

		Limited Partners
	General Partner
		Class A	Class B	Total
Balance, January 1, 1999	$3,080	$222,642	$82,285	$308,007
Distributions to partners	(160)	(11,566)	(4,274)	(16,000)
Net income	143	10,365	3,830	14,338

Balance, December 31, 1999	3,063	221,441	81,841	306,345
Distributions to partners	(40)	(2,891)	(1,069)	(4,000)
Net income	182	13,126	4,851	18,159

Balance, December 31, 2000	3,205	231,676	85,623	320,504
Distributions to partners	(290)	(20,961)	(7,749)	(29,000)
Net income	171	12,325	4,556	17,052

Balance, December 31, 2001	$3,086	$223,040	$82,430	$308,556

See accompanying notes.

Westcor Realty Limited Partnership

Consolidated Statements of Cash Flows
(in thousands)

	Year ended December 31
	2001	2000	1999
Operating activities
Net income	$17,052	$18,159	$14,338
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,964	6,032	7,347
Amortization of common area costs	92	94	76
Gain on sale of properties	(7,842)	(2,405)	(3,763)
Equity in income of unconsolidated joint ventures	(19,088)	(13,798)	(15,481)
Minority interest	2,745	1,825	1,615

	923	9,907	4,132
Changes in operating assets and liabilities:
Accounts and notes receivable	(1,264)	488	(117)
Amounts due from affiliates	(1,248)	(2,067)	11,924
Other assets	1,598	(2,325)	(496)
Accounts payable	699	22	17
Accrued compensation	11,272	2,078	3,737
Accrued interest payable	555	(237)	6
Other accrued expenses	1,871	270	335
Security deposits and other liabilities	1,359	364	229

	14,842	(1,407)	15,635

Net cash provided by operating activities	15,765	8,500	19,767
Investing activities
Addition to properties	(294,437)	(71,504)	(8,185)
Accrued development costs	(11,644)	11,644	—
Proceeds from sale of properties, net	29,619	3,989	5,741
Additional investments in unconsolidated joint ventures	(144,626)	(6,486)	(25,624)
Distributions from unconsolidated joint ventures	155,857	29,189	24,505
Contributions by minority interest holders	—	20	9
Distributions to minority interest holders	(4,112)	(2,059)	(2,458)

Net cash used in investing activities	(269,343)	(35,207)	(6,012)
Financing activities
Principal payments on notes payable	(39,717)	(1,598)	(1,440)
Principal borrowings on notes payable	331,176	30,452	1,114
Distributions to partners	(29,000)	(4,000)	(16,000)

Net cash provided by (used in) financing activities	262,459	24,854	(16,326)

Increase (decrease) in cash	8,881	(1,853)	(2,571)
Cash at beginning of year	9,431	11,284	13,855

Cash at end of year	$18,312	$9,431	$11,284

Supplemental cash flow disclosure
Interest paid	$11,213	$7,992	$10,917

See accompanying notes.

Westcor Realty Limited Partnership

Notes to Consolidated Financial Statements

December 31, 2001

1. The Partnership

        Westcor Realty Limited Partnership (the Partnership or WRLP) was formed on July 28, 1994 for the purpose of acquiring and operating, either directly or through one or more wholly or partially owned entities, the assets of The Westcor Company Limited Partnership (TWC), The Westcor Company II Limited Partnership (TWC II) and Westcor Partners. TWC, TWC II and Westcor Partners acquire, develop, operate and invest in real property. Eastrich No. 128 Corporation (Eastrich), a Massachusetts corporation, is general partner; Telephone Real Estate Equity Trust (TREET) and Owens-Illinois Master Retirement Trust (Owens-Illinois) are Class A limited partners, and certain individual partners (Westcor Individuals) are Class B limited partners. Each partners' interest in the Partnership is as follows:

Eastrich, as general partner	1 percent
Class A Limited Partners:
TREET	59.4685 percent
Owens-Illinois	12.8163 percent
Class B Limited Partners:
Westcor Individuals, in the aggregate	26.7152 percent

2. Summary of Significant Accounting Policies

Principles of Consolidation and Basis of Presentation

        The consolidated financial statements include the accounts of the Partnership, and its wholly owned partnership entities, TWC, TWC II, and Westday Associates Limited Partnership (Westday). Investments in entities in which the Partnership, through its ownership of TWC and TWC II, owns in excess of 50 percent of the respective entity are consolidated; investments in entities in which the Partnership owns 50 percent or less (Joint Ventures) are accounted for using the equity method. Intercompany balances and profits are eliminated in consolidation.

Cash

        Cash consists of noninterest bearing checking accounts and U.S. Treasury money market accounts.

Properties

        Land, buildings, improvements and equipment are stated at the agreed upon value determined by the partners at the date of formation, which approximated fair market value or cost if purchased after the formation date. Buildings, improvements and equipment are depreciated using five to 40 years as an estimate of useful lives. The Partnership capitalized construction period interest of approximately $3,643,000, $3,776,000 and $2,259,000 during the years ended December 31, 2001, 2000 and 1999, respectively.

        Property to be held and used is reviewed for impairment whenever events or changes in circumstances indicate the related carrying amount may not be recoverable. When the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount, impairment losses are recognized based on the excess of the property's carrying value over the fair value of the property. The determination of impairment is based not only upon future cash flows, which rely upon estimates and assumptions including expense growth, occupancy and rental rates, but also upon discount rates and other market indicators. Management believes that the estimates and assumptions used are appropriate in evaluating the carrying amount of the Partnership's properties. However, changes in market conditions and circumstances may occur which could cause the amounts ultimately realized upon the sale or other disposition of the properties to differ materially from their estimated fair value. Amounts estimated to be recoverable from future operations and ultimate sales are greater than the carrying value of each property owned at December 31, 2001 and 2000. The Partnership does not consider impairment conditions to be present at December 31, 2001. Property to be disposed of is reported at the lower of carrying amount or fair value less cost to sell.

Direct Leasing and Deferred Financing Costs

        Deferred financing costs incurred in connection with long-term financing and direct leasing costs incurred to obtain tenants for properties held for lease are stated at cost and are amortized over the terms of the related financing obligations and the lives of the leases, respectively.

Other Assets

        Other assets are primarily comprised of supplemental retirement plan assets stated at market value, other deposits, predevelopment costs, deferred financing costs relating to the revolving line of credit, stated on the basis of cost, net of accumulated amortization, and interest rate cap agreement fees, net of accumulated amortization.

Revenue Recognition

        Rental income includes amounts received and accrued from operating leases. The straight-line basis is used to recognize base rents under leases which provide for varying rents over the lease terms. Rentals based on a percentage of tenant sales over a specified threshold are accrued after the threshold is exceeded. Payments received from tenants to induce the Partnership to release the tenant from its lease obligation prior to expiration are recognized upon termination of the lease. Amounts due from tenants as reimbursements of common area maintenance, real estate taxes and insurance are accrued as the related expenses are incurred.

Income Taxes

        Under the Internal Revenue Code, a partnership is not a taxable entity; accordingly, no provision for income taxes is included in the accompanying consolidated financial statements.

Fair Value of Financial Instruments

        Cash, accounts and notes receivable, amounts due from affiliates, other assets, accounts payable, accrued compensation, other accrued expenses, accrued interest payable, security deposits and other liabilities and notes payable are stated at their historical cost. These amounts approximate fair value.

401(k) Retirement Plan

        The Partnership maintains a 401(k) retirement savings plan that is available to substantially all employees. Under the terms of the plan, the Partnership matches 50 percent of each participant's voluntary contributions up to six percent of the participant's compensation. Each participant vests ratably in the matching contributions over the first five years of employment (20 percent per year).

Incentive Compensation Plan

        On January 1, 1998, the Partnership adopted an incentive compensation plan to encourage the successful long-term growth of the Partnership and to attract and retain key employees. The term of the Plan is January 1, 1998 through December 31, 2002. Cash payments relating to the plan are not made until the year following the plan's term. Accruals of $10,692,000, $2,142,000 and $3,631,000 relating to the plan are included in general and administrative expenses for the years ended December 31, 2001, 2000 and 1999, respectively.

        The total accrual associated with the incentive compensation plan is $17,715,000 and $7,023,000 at December 31, 2001 and 2000, and is included in accrued compensation. Also included in accrued compensation is $1,650,000 and $1,070,000 of bonuses payable under a related incentive compensation plan at December 31, 2001 and 2000, respectively.

Deferred Compensation Plan

        During 1998, the Partnership established a Deferred Compensation Plan (the Plan) to which eligible employees may elect to contribute from their compensation. Employee contributions are not matched by the Partnership. Distributions from this Plan vary based upon elections made by the eligible Plan participants. All contributions under the Plan are deposited in what is commonly referred to as a "rabbi trust" arrangement pursuant to which the assets of the trust are subject to the claims of general creditors in the event of the Partnership's insolvency. In accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," management has classified these assets as trading securities. Accordingly, at December 31, 2001 and 2000, the Partnership has recorded the Plan assets (and corresponding liabilities) to participants at market value ($3,855,000 and $3,876,000, respectively); these amounts are included in other assets and other liabilities. During 2001, 2000 and 1999, dividends and realized capital gains (losses) of $(62,000), $291,000 and $232,000, respectively, relating to the Plan were recorded in income, with an offsetting compensation expense included in general and administrative expense.

Derivative Instruments

        During 2001, the Partnership adopted Financial Accounting Standards Board Statement No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS 133), as amended by SFAS 138, to account for its hedging activities. These pronouncements require the Partnership to recognize all of its derivative instruments as either assets or liabilities in the balance sheet at fair value. The accounting for changes in the fair value (i.e., gains or losses) of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and further, on the type of hedging relationship. At December 31, 2001, the Partnership has designated its swap agreements as qualified cash flow hedges.

        For derivative instruments that are designated and qualify as cash flow hedges (i.e., hedging the exposure to variability in expected future cash flows that is attributable to a particular risk), the effective portion of the gain or loss on the derivative instrument is reported as a component of other comprehensive income and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. The remaining gain or loss on the derivative instrument in excess of the cumulative change in the present value of future cash flows of the hedged item, if any, is recognized in current earnings during the period of change.

Use of Estimates

        The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results may differ from those estimates.

Reclassifications

        Certain reclassifications have been made to the 2000 and 1999 consolidated financial statements to conform with the 2001 presentation.

3. Properties

        Properties consist of the following at December 31 (in thousands):

	2001	2000
Land	$87,308	$64,739
Buildings, improvements and equipment	456,613	183,612
Direct leasing and deferred financing costs	27,552	14,374

	571,473	262,725
Less: accumulated depreciation and amortization	(77,446)	(33,719)

	$494,027	$229,006

        The Partnership's investments in consolidated entities and a description of the properties at December 31 are as follows (in thousands):

	Ownership Percentage 2001	Carrying Value
Description of Property		2001	2000
Mall properties:
Chandler Fashion Center	100.0%	$186,868	$57,381
Paradise Valley Mall	100.0	143,923	—
Flagstaff Mall	100.0	25,176	26,711

		355,967	84,092
Urban Villages:
Arrowhead Marketplace	—	—	10,039
North Valley Power Center	—	—	12,827
Paradise Village Gateway	67.0	24,230	23,943
Superstition Springs Power Center East and perimeter land	100.0	4,014	4,385
Village Plaza	100.0	7,415	7,538
Village Square I	100.0	1,969	2,011
Village Square II	100.0	4,489	4,645
Westbar	75.0	41,774	43,388

		83,891	108,776
Specialty Retail:
The Borgata	100.0	16,623	17,290
Land and other	81.8-100.0	7,358	5,325
Properties Under Development:
FlatIron Crossing Peripheral Land	100.0	917	586
Prescott Gateway	100.0	42,138	14,376
Other	100.0	92	651

		43,147	15,613
Intercompany leasing and development fees	(see (2))	(12,959)	(2,090)

		$494,027	$229,006

4. Investments in Unconsolidated Joint Ventures

        The Partnership's ownership percentage in equity method investments in various real estate joint ventures, and the related carrying value and the Partnership's equity in income (loss) of each unconsolidated Joint Venture, are as follows (in thousands):

			Year Ended December 31, 2001 Equity in Earnings (Losses)
	December 31, 2001
Joint Venture	Ownership Percentage	Carrying Value
Mall Properties:
Arrowhead Towne Center	33.3%	$(4,304)	$854
Desert Sky Mall	50.0	15,886	(283)
FlatIron Crossing	50.0	43,595	3,033
Paradise Valley Mall	50.0	—	4,246
Scottsdale Fashion Square	(See (3))	146,119	4,224
Superstition Springs Center	33.3	5,173	332
Superstition Springs Ground Lease	50.0	261	216

		206,730	12,622
Urban Villages:
Camelback Colonnade	(See (1))	7,439	766
Chandler Festival	50.0	753	106
Chandler Gateway	50.0	1,626	19
Gainey Village	50.0	2,985	391
Metro Village	37.5	25	(708)
Paradise Village Investment Co.	50.0	12,167	3,324

		24,995	3,898
Specialty Retail:
Christown Plaza	25.0	171	148
Hilton Village	50.0	1,188	321
The Promenade	50.0	278	70

		1,637	539
Land and other	25.0-50.0	7,204	1,405
Properties under development:
Tucson Holding, LLC	100.0	12,675	—
Intercompany leasing and development fees	(See (2))	(9,275)	624

		$243,966	$19,088

			Year Ended December 31, 2000 Equity in Earnings (Losses)
	December 31, 2000
Joint Venture	Ownership Percentage	Carrying Value
Mall Properties:
Arrowhead Towne Center	33.3%	$9,643	$865
Desert Sky Mall	50.0	16,170	(57)
FlatIron Crossing	50.0	42,062	(260)
Paradise Valley Mall	50.0	66,997	4,638
Scottsdale Fashion Square	50.0	58,660	3,724
Superstition Springs Center	33.3	8,670	286
Superstition Springs Ground Lease	50.0	3,217	230

		205,419	9,426
Urban Villages:
Camelback Colonnade	(See (1))	8,078	542
Metro Village	37.5	2,717	432
Paradise Village Investment Co.	50.0	12,943	1,690

		23,738	2,664
Specialty Retail:
Christown Plaza	25.0	46	—
Hilton Village	50.0	950	366
The Promenade	50.0	228	111

		1,224	477
Land and other	5.0-50.0	7,318	391
Properties under development:
Gainey Village	50.0	3,359	(6)
Chandler Gateway	50.0	1,608	(10)
Chandler Festival	50.0	1,697	357

		6,664	341
Intercompany leasing and development fees	(See (2))	(8,254)	499

		$236,109	$13,798

	Year Ended December 31, 1999
Joint Venture	Ownership Percentage	Equity in Earnings (Losses)
Mall Properties:
Arrowhead Towne Center	33.3%	$751
Desert Sky Mall	50.0	5
Paradise Valley Mall	50.0	4,582
Scottsdale Fashion Square	50.0	6,154
Superstition Springs Center	33.3	294
Superstition Springs Ground Lease	50.0	229

		12,015
Urban Villages:
Arrowhead Marketplace	50.0	86
Metro Village	37.5	399
Paradise Village Investment Co.	50.0	1,311

		1,796
Specialty Retail:
Camelback Colonnade	(See (1))	314
Christown Plaza	25.0	(31)
Hilton Village	50.0	287
The Promenade	50.0	59

		629
Land and other	5.0-50.0	(206)
Properties under development	50.0	887
Intercompany leasing and development fees	(See (2))	360

		$15,481

(1)
The Partnership through its various investments effectively owns 75 percent of Camelback Colonnade Associates (CCA). The Partnership does not control CCA and accounts for its interest under the equity method. At December 31, 2001, CCA's balance sheet includes approximately $42,319 in property and $34,076 of a 7.5 percent long-term note payable which matures in 2006.

(2)
These amounts are the cumulative intercompany elimination of the Partnership's proportionate share of capitalized leasing and development fees paid to Westcor Partners.

(3)
Scottsdale Fashion Square (SFS) is owned 100 percent by WRLP through TWC and TWC II's 50 percent ownership interest each at December 31, 2001. SFS is not consolidated as control is temporary.

        Combined balance sheets and statements of income are presented below for all unconsolidated Joint Ventures (in thousands).

	December 31
	2001	2000
Assets:
Properties	$1,002,852	$1,136,059
Other assets	39,768	27,748

	$1,042,620	$1,163,807

Liabilities and partners' capital:
Long-term debt	$741,339	$647,652
Other liabilities	19,132	23,742

	760,471	671,394
Partners' capital	282,149	492,413

	$1,042,620	$1,163,807

	Year Ended December 31,
	2001	2000	1999
Revenues	$186,118	$152,021	$139,875
Net gain on property sales	3,208	1,428	256
Expenses:
Recoverable from tenants	51,923	43,764	39,947
Interest	47,211	39,664	30,816
Depreciation and amortization	40,521	32,082	28,821
Other	12,405	9,606	9,058

	152,060	125,116	108,642

Net income	$37,266	$28,333	$31,489

5. Amounts Due from Affiliates

        Following is a summary of amounts due from affiliates at December 31:

	2001	2000
	(In thousands)
Demand note receivable from Jaren Associates #4, interest accrues quarterly at an annual rate of prime plus 2 percent (10 percent minimum) (6.75 percent at December 31, 2001).	$5,865	$4,390
Demand note receivable plus accrued interest from Propcor II Associates, interest at prime. The Partnership has committed to loan Propcor II Associates $1,000,000 under this agreement.	2,023	1,110
Demand note receivable plus accrued interest from Propcor Associates, interest at prime (4.75 percent at December 31, 2001), repayment dependent upon cash payments to be received by Propcor Associates under a separate partnership agreement.	1,548	1,270
Various amounts due from affiliates for asset management, leasing and development fees.	1,268	1,680
Demand note receivable from Russ Lyon Realty/Westcor Venture I.	995	1,175
Other	140	966

	$11,839	$10,591

6. Notes Payable

        Notes payable consist of the following at December 31:

	2001	2000
	(In thousands)
$160,000,000 construction note payable to Bank One Arizona as agent for several lenders at LIBOR plus 1.75 percent (4.20 percent at December 31, 2001). Maturity date is December 28, 2002 with three one-year extensions. Collateralized by deed of trust covering real property (TWC Chandler LLC) and guaranteed by TWC, TWC II and WRLP.	$139,268	$1,133
LIBOR plus 2.25 percent note payable to Wells Fargo Bank, interest is payable monthly (4.70 percent at December 31, 2001), with the unpaid principal balance due August 30, 2002, with the option to extend for one six-month period. The interest rate could be reduced to LIBOR plus two percent depending on certain events, as defined. Secured by SFS Acquisition, LLC's (wholly owned by TWC) 50 percent interest in Scottsdale Fashion Square. The note contains certain covenants restricting distributions and additional indebtedness by TWC. The note payable is guaranteed by WRLP, TWC and TWC II.	90,000	—
6.50 percent mortgage payable to Connecticut General Life Insurance Company, payable in monthly installments of $505,655, including interest, until January 2007 at which time the remaining principal and interest becomes due. This mortgage is collateralized by a deed of trust, an assignment of leases and rents, and a security agreement covering real property and guaranteed by TWC (Paradise Valley Mall).	80,000	—
$46,300,000 construction note payable to California Bank and Trust as agent for several lenders at LIBOR plus 2.25 percent (4.70 percent at December 31, 2001). Maturity date is May 29, 2003, with three one-year extension options. Collateralized by a deed of trust covering real property (TWC II-Prescott Mall, LLC) and guaranteed by TWC, TWC II and WRLP.	23,039	—
7.375 percent note payable to CIGNA, monthly principal and interest installments of $182,720 are due until May 1, 2009 at which time the remaining principal balance becomes due. Collateralized by a deed of trust and security agreement covering real property (Paradise Valley Mall).	23,975	24,384
7.78 percent mortgage payable to Prudential Life Insurance Company of America; principal and interest payable in monthly installments of $136,512 until April 24, 2007, at which time the remaining principal balance becomes due. Collateralized by deed of trust covering real property (Paradise Village Gateway).	18,123	18,341

7.57 percent mortgage payable to Nomura Asset Capital Corporation, principal and interest payable in monthly installments of $114,754 until October 11, 2007, at which time the remaining principal balance becomes due. Collateralized by deed of trust covering real property (The Borgata of Scottsdale).	15,688	15,854
7.8 percent note payable to Connecticut General Life Insurance Company, principal and interest payable in monthly installments of $121,378 until February 1, 2006, at which time the remaining principal balance becomes due. Collateralized by deed of trust covering real property (Flagstaff Mall).	14,438	14,755
7.14 percent note payable to Lincoln National Life Insurance Company. Principal and interest payable are due in monthly installments of $66,206 until February 2004, at which time the remaining principal balance becomes due. Collateralized by a deed of trust covering real property (Westbar).	7,850	8,074
8.63 percent note payable to John Hancock Mutual Life Insurance, principal and interest payable in monthly installments of $47,193 until November 2006, at which time the remaining principal balance becomes due. Collateralized by deed of trust covering real property (Village Plaza).	5,372	5,470
7.47 percent note payable to Lincoln National Life Insurance Company. Principal and interest payable in monthly installments of $40,537 until February 2006, at which time the remaining principal balance becomes due. Collateralized by deeds of trust covering real property and personal property (Village Square I and Village Square II).	4,949	5,062
8.00 percent note payable to Sun Life Assurance Company of Canada, principal and interest payable in monthly installments of $34,731 until January 2005, at which time the remaining principal balance becomes due. Collateralized by deed of trust covering real property (Westbar).	4,233	4,307
6.49 percent mortgage payment to Amresco Capital, L.P., principal and interest payable in monthly installments of $56,827 until September 1, 2008, at which time the remaining principal balance becomes due. Collateralized by a deed of trust covering real property (North Valley Power Center). Repaid during 2001.	—	8,777
7.09 percent mortgage payable to Nomura Asset Capital; principal and interest payable in monthly installments of $46,995 until February 11, 2008, at which time the remaining principal becomes due. Collateralized by deed of trust covering real property (Arrowhead Marketplace). Repaid during 2001.	—	6,819

Revolving line of credit, permitting borrowings up to $35,000,000 and $70,000,000 at December 31, 2001 and 2000, respectively, payable to Bank One, Arizona, N.A. (as agent), interest at prime or LIBOR rate plus 1.75 percent payable monthly. Principal balance due July 20, 2003, subject to annual one-year extensions at the lender's option. If an extension is not granted, the outstanding balance converts to a term loan with 36 monthly installments commencing one month after the conversion date.	—	22,500

	$426,935	$135,476

        A total of $35,000,000 and $47,500,000 is available as of December 31, 2001 and 2000 under the terms of the revolving credit agreement.

        Principal maturities on notes payable at December 31, 2001 are as follows (in thousands):

2002	$231,842
2003	25,882
2004	10,121
2005	6,852
2006	20,255
Thereafter	131,983

$426,935

7. Derivative Financial Instruments and Hedging Activities

        The Partnership and its affiliates borrow from institutional lenders on both a fixed interest rate basis and a variable interest rate basis. Variable interest rate borrowings are based on a credit spread over LIBOR and are subject to interest rate risk. Significant interest rate risk is managed through the use of derivative financial instruments.

        Effective January 1, 2002, an interest rate swap with a $50 million notional amount was entered into by management. The swap matures December 1, 2003, and is designated as a cash flow hedge. This swap serves to reduce exposure to interest rate risk effectively converting the LIBOR rate on $50 million of the Partnership and its affiliates' variable interest rate borrowings to a rate of 3.215 percent. The $217,500 in premiums paid for the purchase of the interest rate cap were expensed in 2001. No amounts were received from such contracts in 2001.

        The Partnership manages the potential credit exposure from interest rate contracts through careful evaluation of the counterparties' credit standing. The Partnership is exposed to credit loss in the event of nonperformance by counterparties on the interest rate contracts; however, the Partnership does not anticipate nonperformance by any of the counterparties.

8. Leases

        Shopping center and office building space is leased to tenants pursuant to noncancelable operating lease agreements. Tenant leases typically provide for guaranteed minimum rent, percentage rent and other charges to cover certain operating costs. Included in the terms of many of the properties' leases are various rent holidays and scheduled future rent escalations. Rental income includes contingent rentals, based on tenant sales, of approximately $1,505,000, $1,125,000 and $1,188,000 in 2001, 2000 and 1999, respectively.

        Following is a summary of future minimum lease payments receivable under noncancelable operating leases as of December 31, 2001 (excluding amounts reimbursable by tenants for property taxes, insurance, and maintenance costs) (in thousands). Remaining lease terms vary from one to 55 years.

2002	$51,425
2003	49,617
2004	46,955
2005	44,625
2006	41,414
Thereafter	199,862

$433,898

9. Commitments and Contingencies

Lease Obligations

        The Partnership leases the land underlying the Village Square I and II real estate projects from an affiliate. Future minimum rentals to be paid under such noncancelable operating leases are as follows as of December 31, 2001 (in thousands):

2002	$97
2003	97
2004	97
2005	97
2006	97
Thereafter	3,700

$4,185

Loan Guarantees

        The Partnership is a co-guarantor in certain debt held by unconsolidated entities as follows (in thousands):

			Outstanding Debt Balance December 31
Joint Venture		Maturity Date
	Guarantors		2001	2000
Chandler Gateway Partners, LLC (Chandler Gateway)	WRLP, TWC, TWC II	9/20/03	$8,216	$—
FlatIron Holdings, LLC (FlatIron Crossing)	WRLP	Matured	—	167,000
Scottsdale & Doubletree, L.L.C. (Gainey Village)	WRLP	4/26/02	21,592	13,638
Propcor II Associates, LLC (The Boulevard Shops)	WRLP, TWC II	1/01/04	4,474	—
SanTan Festival, LLC (Chandler Festival)	WRLP, TWC, TWC II	4/27/03	31,091	23,818

			$65,373	$204,456

Litigation

        The Partnership is subject to certain litigation and administrative proceedings arising in the ordinary course of business. Management does not believe that such matters will have a material adverse impact on the Partnership's financial position or results of operations.

Westcor Realty Limited Partnership

Consolidated Balance Sheet
(in thousands)

June 30, 2002
(Unaudited)
Assets
Properties	$527,268
Investments in unconsolidated joint ventures	94,053
Cash	38,064
Accounts and notes receivable, net of allowance for doubtful accounts of $1,249	4,027
Amounts due from affiliates	13,296
Other assets, net	4,554

$681,262

Liabilities and Partners' Capital
Accounts payable	814
Accrued compensation	33,165
Accrued interest payable	1,144
Other accrued expenses	7,324
Security deposits and other liabilities	5,013

47,460
Notes payable	361,632
Minority interest	9,458
Partners' capital	262,712

$681,262

Westcor Realty Limited Partnership

Consolidated Statements of Income
(in thousands)

	Six Months Ended
	6/30/2002	6/30/2001
	(Unaudited)	(Unaudited)
Revenues
Rental	$28,636	$10,352
Asset management, leasing and development fees	11,523	12,089
Operating expense reimbursements	11,761	4,472
Interest:
Affiliates	456	396
Other	2,334	433
Sale of properties, net	97,360	—
Other	577	188

	152,647	27,930
Expenses
Interest	10,935	2,464
Recoverable costs from tenants	10,776	4,213
General and administrative	16,584	4,476
Depreciation and amortization	10,330	3,110
Management, leasing and development	16,439	13,924
Cost of properties sold	91,551	—

	156,615	28,187

Income (loss) before minority interest and equity in income of unconsolidated joint ventures	(3,968)	(257)
Minority interest	(780)	(761)
Equity in income of unconsolidated joint ventures	9,506	9,603

Net income	$4,758	$8,585

Westcor Realty Limited Partnership

Consolidated Statements of Partners' Capital
(in thousands)

		Limited Partner
	General Partner
		Class A	Class B	Total
Balance, December 31, 2000	3,205	231,676	85,623	320,504
Distribution to partners	(120)	(8,674)	(3,206)	(12,000)
Net income—six months ended June 30, 2001	86	6,206	2,293	8,585

Balance, June 30, 2001	3,171	229,208	84,710	317,089

Westcor Realty Limited Partnership

Consolidated Statements of Partners' Capital
(in thousands)

		Limited Partner
	General Partner
		Class A	Class B	Total
Balance, December 31, 2001	3,086	223,040	82,430	308,556
Distribution to partners	(500)	(36,142)	(13,358)	(50,000)
Net income—six months ended June 30, 2002	48	3,440	1,270	4,758
Other Comprehensive Income (Loss):
Interest Rate Swaps	(6)	(435)	(161)	(602)

Balance, June 30, 2002	$2,628	$189,903	$70,181	$262,712

Westcor Realty Limited Partnership

Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30, 2002	Six Months Ended June 30, 2001
	(Unaudited)	(Unaudited)
Operating activities
Net income	$4,758	$8,585
Adjustments for items not involving cash:
Depreciation and amortization	10,330	3,110
Amortization of common area costs	27	46
Gain on sale of properties	(5,809)	—
Equity in income of unconsolidated joint ventures	(9,506)	(9,603)
Minority interest	780	761

	580	2,899
Net change in non-cash working capital items:
Accounts and notes receivable	(684)	(177)
Amounts due from affiliates	(1,457)	(3,301)
Other assets	596	(163)
Accounts payable	456	(368)
Accrued compensation	13,800	2,486
Accrued interest payable	397	334
Other Accrued Expenses	1,610	1,285
Security deposits and other liabilities	(1,116)	(268)

	13,602	(172)

Net cash provided by operating activities	14,182	2,727
Investing activities
Additional investments in properties	(38,452)	(57,853)
Accrued development costs	—	(11,644)
Proceeds from sale of properties, net	97,360	—
Additional investments in unconsolidated joint ventures	(2,008)	(42)
Distributions from unconsolidated joint ventures	64,815	13,335
Contributions by minority interest holders	—	—
Distributions to minority interest holders	(842)	(768)

Net cash provided by (used in) investing activities	120,873	(56,972)
Financing activities
Principal payments on notes payable	(90,860)	(8,889)
Principal borrowings on notes payable	25,557	72,357
Distributions to partners	(50,000)	(12,000)

Net cash provided by (used in) financing activities	(115,303)	51,468

Net increase (decrease) in cash	19,752	(2,777)
Cash at beginning of period	18,312	9,431

Cash at end of period	$38,064	$6,654

Interest paid	$11,069	4,176

Westcor Realty Limited Partnership

Notes to Interim Consolidated Financial Statements

        1.    The accompanying consolidated financial statements of Westcor Realty Limited Partnership ("Westcor") have been prepared in accordance with generally accepted accounting principles ("GAAP") for interim financial information. They do not include all of the information and footnotes required by GAAP for complete financial statements and have not been audited by independent public accountants.

        The unaudited interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes included in this Form 8-K/A. In the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the financial statements for the interim periods have been made. The results for interim periods are not necessarily indicative of the results to be expected for a full year.

        2.    Investments in Unconsolidated Joint Ventures

        During the first half of 2002, Westcor sold a 50% interest in a property, known as Scottsdale Fashion Square, for $96.6 million at a gain of $3.6 million. Additionally, a joint venture known as FlatIron Crossing distributed $42 million to Westcor. These proceeds were the result of an earlier payoff of a development agreement with the City of Bloomfield, Colorado. Also, during the first six months of 2002, construction costs of approximately $25 million were spent to complete recent developments known as Chandler Fashion Center and Prescott Gateway.

        3.    Accrued Compensation

        In the six months ended June 30, 2002, Westcor opened two 100% owned properties and had several other unconsolidated joint venture expansions. Because of the corresponding net operating income generated, compensation under Westcor's incentive compensation plan resulted in $14.9 million of charges to general and administrative expenses for this period.

        4.    Notes Payable

        In connection with the sale described in Note 2 above, sales proceeds were used to payoff a $90 million bridge financing that was outstanding at December 31, 2001.

Pro Forma Consolidated Financial Data

        The following unaudited pro forma consolidated financial information reflects the acquisition of Westcor Realty Limited Partnership and its affiliated companies ("Westcor") by The Macerich Partnership, L.P., a subsidiary and the operating partnership of The Macerich Company (the "Company"). The total purchase price was approximately $1.475 billion which included the assumption of $733 million in existing debt and the issuance of approximately $72 million of convertible preferred operating partnership units at a price of $36.55 per unit in a private placement. Each preferred operating partnership unit is convertible into a common operating partnership unit which is in turn redeemable for, at the election of the Company, shares of the Company's common stock or cash. The balance of the purchase price was paid in cash which was provided primarily from a $380 million interim loan with a term of up to 18 months bearing interest at an average rate of LIBOR plus 3.25% and a $250 million term loan with a maturity of up to five years with an interest rate ranging from LIBOR plus 2.75% to LIBOR plus 3.00% depending on the Company's overall leverage. The pro forma consolidated statements of operations for the six months ending June 30, 2002 and 2001 and the twelve months ending December 31, 2001 assumes the Westcor acquisition occurred on January 1, 2001. The pro forma consolidated balance sheet assumes the Westcor acquisition occurred on June 30, 2002.

        The historical financial information of the Company and Westcor as of June 30, 2002 and for the six months ended June 30, 2002 and 2001 and the twelve months ending December 31, 2001 have been derived from the Company and Westcor's consolidated financial statements. The pro forma consolidated financial information should be read in conjunction with the accompanying notes thereto and with the financial statements of the Company and Westcor. The unaudited pro forma consolidated financial information does not purport to be indicative of the financial position or operating results which would have been achieved had the Westcor acquisition been consummated as of the dates indicated and should not be construed as representative of future financial position or operating results. In the opinion of the Company's management, all adjustments necessary to reflect the effects of the acquisition have been made.

        The purchase allocation adjustments made in connection with the unaudited pro forma consolidated financial information are based on the information available at this time. Subsequent adjustments to the allocation may be made based on additional information.

	(A) Historical	(B) Historical			Pro Forma
THE MACERICH COMPANY CONSOLIDATED BALANCE SHEET—PRO FORMA (Unaudited)	Company June 30, 2002	Westcor June 30, 2002	Pro Forma Adjustments		Company June 30, 2002
	(Dollars in thousands)
ASSETS:
Property, net	$2,024,896	$527,268	$246,023	(1)	$2,798,187
Cash and cash equivalents	59,605	38,064	—		97,669
Tenant receivables, including accrued overage rents	34,562	4,027	—		38,589
Deferred charges and other assets, net	61,953	17,850	4,872	(2)	84,675
Investments in joint ventures and the management companies	260,985	94,053	252,442	(3)	607,480

Total assets	$2,442,001	$681,262	$503,337		$3,626,600

LIABILITIES, PREFERRED STOCK AND COMMON STOCKHOLDERS' EQUITY:
Mortgage notes payable:
Related parties	$81,054	—	—		$81,054
Others	1,259,713	$361,632	—		1,621,345

Total	1,340,767	361,632	—		1,702,399
Bank notes payable	175,000	—	$663,743	(4)	838,743
Convertible debentures	125,148	—	—		125,148
Accounts payable and accrued expenses	21,450	41,303	—		62,753
Due to affiliates	11,157	—	—		11,157
Other accrued liabiliites	26,160	6,157	—		32,317
Preferred stock dividend payable	5,013	—	—		5,013

Total liabilities	1,704,695	409,092	663,743		2,777,530

Minority interest	115,237	9,458	90,597	(5)	215,292

Series A cumulative convertible redeemable preferred stock	98,934	—	—		98,934
Series B cumulative convertible redeemable preferred stock	148,402	—	—		148,402

	247,336	—	—		247,336

Common stockholders' equity:
Common stock	360	—	—		360
Additional paid in capital	416,085	262,712	(251,003)		427,794
Accumulated (deficit) earnings	(27,658)	—	—		(27,658)
Accumulated other comprehensive loss	(5,161)	—	—		(5,161)
Unamortized restricted stock	(8,893)	—	—		(8,893)

Total common stockholders' equity	374,733	262,712	(251,003)		386,442

Total liabilities, preferred stock and common stockholders' equity	$2,442,001	$681,262	$503,337		$3,626,600

Notes:

(A)
This information should be read in conjunction with The Macerich Company's (the "Company") historical report on Form 10-Q for the six months ended June 30, 2002.

(B)
Certain reclassifications have been made in the Westcor consolidated financial statements to conform to the financial statement presentation used by the Company.

(1)
Wholly-owned property allocated basis of $773.3 million, net of Westcor's historical basis at June 30, 2002.

(2)
Loan fees on new debt.

(3)
Joint venture allocated basis of $346.5 million, net of Westcor's historical basis at June 30, 2002 and net of pro rata joint venture debt assumed of $362.3 million.

(4)
Represents corporate debt funded at the date of acquisition. $380.0 million interim loan bearing interest at an average interest rate of LIBOR plus 3.75%; $250.0 million term loan with an interest rate ranging from LIBOR plus 2.75% to LIBOR plus 3.00% depending on the Company's overall debt levels; and the balance of $33.7 million represents borrowings from the Company's $425.0 million line of credit with an interest rate ranging from LIBOR plus 1.75% to LIBOR plus 3.00% depending on the Company's overall leverage level.

(5)
Minority interest adjustment reflects additional preferred operating partnership units issued at acquisition date. On July 26, 2002, 1,961,345 Class D preferred operating partnership units were issued to limited partners of Westcor. Each of these Class D units may be convertible indirectly into common stock of the Company or cash at the Company's election. Additionally, 626,250 Class C units of Westcor Realty Limited Partnership were issued to limited partners of Westcor which, subject to certain conditions, can be converted on a one for one basis into operating partnership units of The Macerich Partnership, L.P.

	(A) Historical	(B) Historical			Pro Forma
THE MACERICH COMPANY CONSOLIDATED STATEMENT OF OPERATIONS—PRO FORMA (Unaudited)	Company Six Months Ended June 30, 2002	Westcor Six Months Ended June 30, 2002	Pro Forma Adjustments		Company Six Months Ended June 30, 2002
	(Dollars in thousands, except share and per share amounts)
REVENUES:
Minimum rents	$97,723	$28,550	$—		$126,273
Percentage rents	2,288	86	—		2,374
Tenant recoveries	51,380	11,761	—		63,141
Other	4,667	14,890	—		19,557

TOTAL REVENUES	156,058	55,287	—		211,345

EXPENSES:
Shopping center and operating expenses	53,353	27,215	(2,227)	(1)	78,341
General and administrative expense	3,544	16,584	(14,900)	(2)	5,228

	56,897	43,799	(17,127)		83,569
Interest expense	50,159	10,935	17,650	(3)	78,744
Depreciation and amortization	33,635	10,330	(1,960)	(4)	42,005
Equity in income of unconsolidated joint ventures and the management companies	5,406	9,506	3,113	(5)	18,025
Gain (loss) on sale of assets	(3,701)	5,809	(5,809)	(6)	(3,701)

Income of the Operating Partnership	17,072	5,538	(1,259)		21,351
Discontinued Operations:
Gain on sale of assets	13,916	—	—		13,916
Income from discontinued operations	292	—	—		292

Income before minority interest	31,280	5,538	(1,259)		35,559
Less minority interest	5,180	780	624		6,584

Net income	26,100	4,758	(1,883)		28,975
Less preferred dividends	10,026	—	2,638	(7)	12,664

Net income available to common stockholders	$16,074	$4,758	($4,521)		$16,311

Earnings per common share—basic:
Income from continuing operations	$0.15				$0.16
Discontinued Operations	0.30				0.30

Net income—available to common stockholders	$0.45				$0.46

Weighted average number of common shares outstanding—basic	35,498,000				35,498,000

Weighted average number of common shares outstanding—basic, assuming full conversion of operating units outstanding	46,651,000		2,587,595		49,238,595

Earnings per common share—diluted:
Income from continuing operations	$0.15				$0.17
Discontinued operations	0.30				0.29

Net income—available to common stockholders	$0.45				$0.46

Weighted average number of common shares outstanding—diluted for EPS	46,651,000	2,587,595	49,238,595

Notes:

(A)
This information should be read in conjunction with The Macerich Company's (the "Company") historical report on Form 10-Q for the six months ended June 30, 2002.

(B)
Certain reclassifications have been made in the Westcor consolidated financial statements to conform to the financial statement presentation used by the Company.

(1)
Includes capitalization of internal leasing costs adjustment of $0.4 million not included in Westcor's financials at 6/30/02 and a non-recurring adjustment of $1.8 million relating to a Westcor compensation plan.

(2)
Includes a non-recurring adjustment of $14.9 million relating to Westcor's incentive compensation plan.

(3)
Represents interest expense on the corporate debt funded at the date of acquisition. $380.0 million interim loan bearing interest at an average interest rate of LIBOR plus 3.75% (average interest rate at 6/30/02 was 5.64%); a $250.0 million term loan with an interest rate ranging from LIBOR plus 2.75% to LIBOR plus 3.00% depending on the Company's overall debt levels (average interest rate at 6/30/02 was 4.90%); and the balance represents borrowings from the Company's $425.0 million line of credit with an interest rate ranging from LIBOR plus 1.75% to LIBOR plus 3.00% depending on the Company's overall leverage level. The overall interest rate on the line of credit was 4.90% at June 30, 2002.

(4)
a) Depreciation reflects allocated basis of $773.3 million (at 80%-20% allocated to building/land) at 39.5 year life net of Westcor's historical depreciation and amortization for the six months ended June 30, 2002.

  b) Amortization expense reflects loan fees from Westcor acquisition of $4.9 million over the life of the loans.

(5)
Depreciation on joint ventures allocated basis at pro rata net of Westcor's historical depreciation and amortization of $9.3 million for the six months ended June 30, 2002.

(6)
Non-recurring adjustment of $5.8 million relating to Westcor's gain on sale of assets.

(7)
Dividends on preferred operating partnership units issued of $71.7MM at $0.6725 per quarter. On July 26, 2002, 1,961,345 Class D preferred operating partnership units were issued to limited partners of Westcor. Each of these Class D units may be convertible indirectly into common stock of the Company or cash at the Company's election. Additionally, 626,250 Class C units of Westcor Realty Limited Partnership were issued to limited partners of Westcor which, subject to certain conditions, can be converted on a one for one basis into operating partnership units of The Macerich Partnership, L.P. Dividends of $1.10 per share on Class C units are included in minority interest.

	(A) Historical	(B) Historical			Pro Forma
THE MACERICH COMPANY CONSOLIDATED STATEMENT OF OPERATIONS—PRO FORMA (Unaudited)	Company Six Months Ended June 30, 2001	Westcor Six Months Ended June 30, 2001	Pro Forma Adjustments		Company Six Months Ended June 30, 2001
	(Dollars in thousands, except share and per share amounts)
REVENUES:
Minimum rents	$97,292	$9,911	$313	(1)	$107,516
Percentage rents	2,948	441	(350)	(2)	3,039
Tenant recoveries	51,993	4,472	—		56,465
Other	5,069	13,106	—		18,175

TOTAL REVENUES	157,302	27,930	(37)		185,195

EXPENSES:
Shopping center and operating expenses	51,727	18,137	(284)	(3)	69,580
General and administrative expense	3,515	4,476	(3,000)	(4)	4,991

	55,242	22,613	(3,284)		74,571
Interest expense	55,493	2,464	24,747	(5)	82,704
Depreciation and amortization	32,317	3,110	5,263	(6)	40,690
Equity in income of unconsolidated joint ventures and the management companies	12,681	9,603	2,302	(7)	24,586
Loss on sale of assets	(188)	—	—		(188)

Income before extraordinary item and minority interest	26,743	9,346	(24,461)		11,628
Extraordinary loss on early extinguishment of debt	(187)	—	—		(187)

Income of the Operating Partnership	26,556	9,346	(24,461)		11,441
Discontinued Operations:
Gain on sale of assets	—	—	—		—
Income from discontinued operations	728	—	—		728

Income before minority interest	27,284	9,346	(24,461)		12,169
Less minority interest	4,377	761	(6,433)		(1,295)

Net income	22,907	8,585	(18,028)		13,464
Less preferred dividends	9,662	—	2,638	(8)	12,300

Net income available to common stockholders	$13,245	$8,585	$(20,666)		$1,164

Earnings per common share—basic:
Income from continuing operations before extraordinary items	$0.38				$0.02
Extraordinary item	(0.01)				(0.01)
Discontinued Operations	0.02				0.02

Net income—available to common stockholders	$0.39				$0.03

Weighted average number of common shares outstanding—basic	33,706,000				33,706,000

Weighted average number of common shares outstanding—basic, assuming full conversion of operating units outstanding	44,860,000		2,587,595		47,447,595

Earnings per common share—diluted:
Income from continuing operations before extraordinary items	$0.37		($0.02)
Extraordinary item	—		—
Discontinued operations	0.02		0.02

Net income—available to common stockholders	$0.39		$0.00

Weighted average number of common shares outstanding—diluted for EPS	44,860,000	2,587,595	47,447,595

Notes:

(A)
This information should be read in conjunction with The Macerich Company's (the "Company") historical report on Form 10-Q for the six months ended June 30, 2001.

(B)
Certain reclassifications have been made in the Westcor consolidated financial statements to conform to the financial statement presentation used by the Company.

(1)
Includes straight-line rent adjustment of $0.3 million in order to conform with the Company's accounting policies.

(2)
Includes overage rent adjustment (SAB 101) of ($0.4) million in order to conform with the Company's accounting policies.

(3)
Includes capitalization of internal leasing costs adjustment of $0.3 million in order to conform with the Company's accounting policies.

(4)
Reflects a non-recurring adjustment of $3.0 million relating to Westcor's incentive compensation plan.

(5)
Represents interest expense on the corporate debt funded at the date of acquisition. $380.0 million interim loan bearing interest at an average interest rate of LIBOR plus 3.25% (average interest rate at 6/30/01 was 7.35%); a $250.0 million term loan with an interest rate ranging from LIBOR plus 2.75% to LIBOR plus 3.00% depending on the Company's overall debt levels (average interest rate at 6/30/01 was 7.60%); and the balance represents borrowings from the Company's $425.0 million line of credit with an interest rate ranging from LIBOR plus 1.75% to LIBOR plus 3.00% depending on the Company's overall leverage level. The overall interest rate on the line of credit was 7.60% at June 30, 2001.

(6)
a) Depreciation reflects allocated basis of $773.3 million (at 80%-20% allocated to building/land) at 39.5 year life net of Westcor's historical depreciation and amortization for the six months ended June 30, 2001.

  b) Amortization expense reflects loan fees from Westcor acquisition of $4.9 million over the life of the loans.

(7)
Depreciation on joint ventures allocated basis at prorata net of Westcor's historical depreciation and amortization of $8.6 million for the six months ended June 30, 2001.

(8)
Dividends on preferred operating partnership units issued of $71.7MM at $0.6725 per quarter. On July 26, 2002, 1,961,345 Class D preferred operating partnership units were issued to limited partners of Westcor. Each of these Class D units may be convertible indirectly into common stock of the Company or cash at the Company's election. Additionally, 626,250 Class C units of Westcor Realty Limited Partnership were issued to limited partners of Westcor which, subject to certain conditions, can be converted on a one for one basis into operating partnership units of The Macerich Partnership, L.P. Dividends of $1.06 per share on Class C units are included in minority interest.

	(A) Historical	(B) Historical			Pro Forma
THE MACERICH COMPANY CONSOLIDATED STATEMENT OF OPERATIONS—PRO FORMA (Unaudited)	Company Year Ended December 31, 2001	Westcor Year Ended December 31, 2001	Pro Forma Adjustments		Company Year Ended December 31, 2001
	(Dollars in thousands, except share and per share amounts)
REVENUES:
Minimum rents	$201,481	$22,646	$627	(1)	$224,754
Percentage rents	12,394	1,505	—		13,899
Tenant recoveries	109,163	9,719	—		118,882
Other	11,535	23,446	—		34,981

TOTAL REVENUES	334,573	57,316	627		392,516

EXPENSES:
Shopping center and operating expenses	110,827	34,134	(460)	(2)	144,501
General and administrative expense	6,780	14,226	(10,692)	(3)	10,314

	117,607	48,360	(11,152)		154,815
Interest expense	109,646	8,125	44,004	(4)	161,775
Depreciation and amortization	65,983	7,964	8,792	(5)	82,739
Equity in income of unconsolidated joint ventures and the management companies	32,930	19,088	9,444	(6)	61,462
Gain on sale of assets	24,491	7,842	(7,842)	(7)	24,491

Income before extraordinary item and minority interest	98,758	19,797	(39,415)		79,140
Extraordinary loss on early extinguishment of debt	(2,034)	—	—		(2,034)

Income of the Operating Partnership	96,724	19,797	(39,415)		77,106
Less minority interest	19,001	2,745	(8,313)		13,433

Net income	77,723	17,052	(31,102)		63,673
Less preferred dividends	19,688	—	5,275	(8)	24,963

Net income available to common stockholders	$58,035	$17,052	$(36,377)		$38,710

Earnings per common share—basic:
Income before extraordinary item	$1.76				$1.18
Extraordinary item	(0.04)				(0.04)

Net income—available to common stockholders	$1.72				$1.14

Weighted average number of common shares outstanding—basic	33,809,000				33,809,000

Weighted average number of common shares outstanding—basic, assuming full conversion of operating units outstanding	44,963,000		2,587,595		47,550,595

Earnings per common share—diluted:
Income before extraordinary item	$1.76				$1.13
Extraordinary item	(0.04)				(0.03)

Net income—available to common stockholders	$1.72				$1.10

Weighted average number of common shares outstanding—diluted for EPS	44,963,000	2,587,595	47,550,595

Notes:

(A)
This information should be read in conjunction with The Macerich Company's (the "Company") historical report on Form 10-K for the twelve months ended December 31, 2001.

(B)
Certain reclassifications have been made in the Westcor consolidated financial statements to conform to the financial statement presentation used by the Company.

(1)
Includes straight-line rent adjustment of $0.6 million in order to conform with the Company's accounting policies.

(2)
Includes capitalization of internal leasing costs adjustment of $0.5 million in order to conform with the Company's accounting policies.

(3)
Includes a non-recurring adjustment of $10.7 million relating to Westcor's incentive compensation plan.

(4)
Represents interest expense on the corporate debt funded at the date of acquisition. $380.0 million interim loan bearing interest at an average interest rate of LIBOR plus 3.25% (average interest rate at 12/31/01 was 6.63%); a $250.0 million term loan with an interest rate ranging from LIBOR plus 2.75% to LIBOR plus 3.00% depending on the Company's overall debt levels (average interest rate at 12/31/01 was 6.63%); and the balance represents borrowings from the Company's $425.0 million line of credit with an interest rate ranging from LIBOR plus 1.75% to LIBOR plus 3.00% depending on the Company's overall leverage level. The overall interest rate on the line of credit was 6.63% at December 31, 2001.

(5)
a) Depreciation reflects allocated basis of $773.3 million (at 80%-20% allocated to building/land) at 39.5 year life net of Westcor's historical depreciation and amortization for the twelve months ended December 31, 2001.

  b) Amortization expense reflects loan fees from Westcor acquisition of $4.9 million over the life of the loans.

(6)
Depreciation on joint ventures allocated basis at prorata net of Westcor's historical depreciation and amortization of $20.5 million for the twelve months ended December 31, 2001.

(7)
Non-recurring adjustment of $7.8 million relating to Westcor's gain on sale of assets.

(8)
Dividends on preferred operating partnership units issued of $71.7MM at $0.6725 per quarter. On July 26, 2002, 1,961,345 Class D preferred operating partnership units were issued to limited partners of Westcor. Each of these Class D units may be convertible indirectly into common stock of the Company or cash at the Company's election. Additionally, 626,250 Class C units of Westcor Realty Limited Partnership were issued to limited partners of Westcor which, subject to certain conditions, can be converted on a one for one basis into operating partnership units of The Macerich Partnership, L.P. Dividends of $2.14 per share on Class C units are included in minority interest.

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, The Macerich Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Santa Monica, State of California, on October 2, 2002.

THE MACERICH COMPANY

By:	/s/ THOMAS E. O'HERN Thomas E. O'Hern Executive Vice President and Chief Financial Officer

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FORM 8-K/A
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
Report of Independent Auditors
Consolidated Balance Sheets (in thousands)
Consolidated Statements of Income (in thousands)
Consolidated Statements of Partners' Capital (in thousands)
Consolidated Statements of Cash Flows (in thousands)
Westcor Realty Limited Partnership Notes to Consolidated Financial Statements
Consolidated Balance Sheet (in thousands)
Consolidated Statements of Income (in thousands)
Consolidated Statements of Partners' Capital (in thousands)
Consolidated Statements of Partners' Capital (in thousands)
Consolidated Statements of Cash Flows (in thousands)
  Notes to Interim Consolidated Financial Statements
SIGNATURES